Capital Underwriters **Financing Solutions**

2020 Winston Park Drive, Suite 301, Oakville, Ontario L6H 6X7
Phone: (905) 403-4770 Fax: (905) 403-4771

LEASE AGREEMENT

CONTRACT NO. 20491

LEGAL NAME AND ADDRESS OF LESSEE				SUPPLIER OF EQUIPMENT			
LESSEE NAME	KMA Global Solutions Inc.			NAME	See Schedule "A"		
ADDRESS	5570A Kennedy Road Mississauga, ON			ADDRESS			
POSTAL CODE	L4Z 2A9	TELEPHONE NO.	905-568-5220	POSTAL CODE		TELEPHONE NO.	
CONTACT	Jeff Reid	FAX NO.	905-568-4446	SALESPERSON		FAX NO.	

EQUIPMENT LOCATION (IF OTHER THAN ABOVE)	ADDRESS
LESSEE OWNS PREMISES ☐	NAME AND ADDRESS OF LANDLORD IF EQUIPMENT IS TO BE PLACED IN RENTED PREMISES

EQUIPMENT TO BE LEASED

NO. OF UNITS	DESCRIPTION: Model No. Serial No., or other Description
	See Schedule "A" which forms an integral part of this Lease Agreement

TERMS OF PAYMENT (*TOTAL RENTAL PAYMENT SUBJECT TO ANY APPLICABLE SALES TAX % CHANGES*)

ORIGINAL TERM NO. OF MONTHS	NUMBER OF RENTAL PAYMENTS	PAYMENTS WILL BE MADE IN ADVANCE	PREPAID RENTALS HELD AGAINST FINAL ORIGINAL TERM PAYMENTS	RENTAL AMOUNT EXCLUDING TAXES *(See Below)	PROVINCIAL SALE TAX	G.S.T.	TOTAL RENTAL PAYMENT
36	36	MONTHLY ☒ OTHER ☐	NO. 1 TOTALLING $6,305.75	$ 1@ 19,019.63 35 @ 5,893.22		1,331.37 412.53	1@$20,351.00 36@ 6,305.75

METHOD OF PAYMENT

PRE-AUTHORIZED PAYMENT PLAN YES ☒ I select pre-authorized payments. Lessor is hereby authorized to draw payments periodically under the Pre-Authorized Payment Plan, such payments to be charged against the account as outlined on the attached sample cheque to cover the Rental and other amounts due in accordance with the Terms and Conditions of this Agreement.

Authorized Bank Signing Officer

ADDITIONAL PROVISIONS TO THE TERMS AND CONDITIONS OF THIS LEASE
See Attached Schedule "B"

CORRESPONDENCE TO BE IN: ENGLISH ☒ FRENCH ☐

*Above rental amount is based on Lessor's cost of funds as of the ____ day of ____, 200__ (hereinafter referred to as the "**Base Rate**"). For each ¼ of 1% increase or decrease which occurs in the Base Rate prior to receipt by Lessor of its Delivery and Acceptance Certificate form, duly executed by Lessee, the rental amount will be adjusted by ____ % upwards or downwards as the case may be. Lessor is hereby authorized to make such adjustments to rentals as may be necessary upon receipt of the Delivery and Acceptance Certificate form.

ORIGINAL TERM COMMENCES AND FIRST RENTAL PAYMENT DUE			SUBSEQUENT RENTAL PAYMENTS COMMENCE		
MONTH	DAY	YEAR	MONTH	DAY	YEAR
MARCH	15	2005	APRIL	15	2005

LESSEE ACKNOWLEDGES HAVING READ THE TERMS AND CONDITIONS OF THIS AGREEMENT WHICH ARE SET FORTH ON THE FOLLOWING 2 PAGES

Lessee requests Lessor to purchase the above-described Equipment from the Supplier and to lease said equipment to Lessee upon the terms and conditions of the within lease; and upon written acceptance hereof, signed at the Lessor's office by any authorized employee of Lessor in the space provided below, agrees to lease said equipment. The undersigned agree to all the terms and conditions of such lease as set forth on the following two pages and in consideration thereof hereby execute this lease.

DATE OF ACCEPTANCE Mar 21/05

DATE EXECUTED BY LESSEE MARCH 18, 2005

Lessor: Capital Underwriters Inc.

BY M Fowler VP

AUTHORIZED SIGNATURE

FULL LEGAL NAME OF LESSEE
KMA GLOBAL SOLUTIONS INC.

THE UNDERSIGNED AFFIRM THEY ARE DULY AUTHORIZED TO EXECUTE THIS LEASE CONTRACT

BY ____

AUTHORIZED SIGNATURE: JEFF REID TITLE: PRESIDENT

AUTHORIZED SIGNATURE TITLE

TERMS AND CONDITIONS OF LEASE

Lessee hereby leases from Lessor and Lessor leases to Lessee the personal property described above together with any parts and accessories relating thereto or affixed thereon (all herein referred to as the "Equipment") upon the terms and conditions set forth herein.

1. **SELECTION OF EQUIPMENT.** Lessee acknowledges that: (i) he/she/it selected the Equipment and the Supplier thereof and requested Lessor to acquire the same, and (ii) the Equipment has been, or forthwith upon the acceptance and execution of this Lease by Lessor will be, ordered from the Supplier.

2. **ACQUIRING EQUIPMENT.** Lessee acknowledges that Lessor will acquire the Equipment and Lessee will acknowledge acceptance of the Equipment by executing the Delivery and Acceptance Certificate attached hereto. The execution of such Certificate shall be conclusive proof as between Lessee and Lessor as to the delivery and acceptance of the Equipment by the Lessee.

3. **LEASE.** Lessor agrees to transfer to the Lessee without reservation, to the extent permitted by law, all warranties, if any, resulting from the sale of the Equipment by the Supplier to the Lessor. **IN THE EVENT THAT THE EQUIPMENT IS NOT PROPERLY INSTALLED, DOES NOT PERFORM AS REPRESENTED BY THE SUPPLIER OR TOTALLY FAILS TO FUNCTION OR PERFORM, THE LESSEE WILL LOOK TO THE SUPPLIER AS TO ANY WARRANTY, GUARANTEE, OR OTHER OBLIGATION MADE BY THE SUPPLIER OR MANUFACTURER IN RESPECT OF THE EQUIPMENT AND TO THE LESSOR ONLY FOR CO-OPERATION IN THE ENFORCEMENT THEREOF.** Lessor will co-operate with Lessee in the enforcement of any warranty, guarantee or other obligation made by the Supplier or manufacturer in respect of the Equipment, as may be reasonably necessary. The failure or breach of any representation or warranty as to the Equipment or any other matter by the Supplier shall in no way affect any of Lessee's obligations hereunder.

4. **NON-CANCELLABLE LEASE.** This Lease shall be binding upon the parties hereto as and from the date of Lessor's acceptance and cannot be cancelled or terminated except as expressly provided herein.

5. **EQUIPMENT OWNED BY LESSOR.** Lessee acknowledges that ownership and title to the Equipment and the right to the benefit of any capital cost allowance under the Income Tax Act (Canada) or similar provincial legislation shall, throughout the term of this Lease, remain vested in the Lessor and the Lessee shall have no right of property therein except the right to possess and use the Equipment as provided in this Lease. Lessor may require plates or markings to be affixed to or placed on the Equipment indicating that Lessor is the owner.

6. **LOCATION AND USE.** The Equipment shall be located and used at the place designated herein and not elsewhere without the prior written consent of Lessor. Lessee shall, at Lessee's own expense cause the Equipment to be maintained and operated carefully, in compliance with manufacturer's recommendations and all applicable laws and regulations, by competent and duly qualified personnel only, and for business purposes only. Lessee shall comply with and conform to all laws, ordinances and regulations present or future, in any way relating to the ownership, possession, use or maintenance of the Equipment throughout the term of this Lease and to the perfect exoneration from liability of the Lessor.

7. **TERM.** The original term of this Lease shall commence on the date specified under Terms Of Payment above and unless sooner terminated as set forth herein, shall end upon payment to Lessor of the Number of Payments specified under Terms Of Payments above. All terms and conditions of this Lease including the obligation to make additional rental payments in the same amount as required during the original term of the Lease shall apply after the original term or renewal term (if applicable) of the Lease until the Equipment has been physically returned to the Lessor.

8. **RENTAL.** Lessee agrees to pay Lessor the number of rental payments in the amounts specified under Terms of Payment above together with all applicable sales tax and any other sums as may become payable under this Lease. Payments shall be made without demand or invoice at the address of the Lessor herein Noted or as otherwise instructed by Lessor from time to time. Lessee shall pay or reimburse Lessor all expenses, fees, charges, claims and fines incurred or arising in connection with the registration, licensing, possession, use or operation of the Equipment and all taxes and duties on or relating to the Equipment and all other expenses and outgoings relating to the Equipment for any matter or thing shall be borne by Lessee. The rent provided herein shall be absolutely net and carefree to Lessor free of all set-offs, expenses and outgoings of any kind or nature and Lessee agrees unconditionally to make the rental payments and all other payments required hereunder without abatement, compensation, set-off or any other right whatsoever due or alleged to be due because of any past, present or future claim by Lessee against Lessor or the manufacturer or Supplier of the Equipment under this Lease or otherwise. The Lease shall not terminate nor the obligations of Lessee be affected because of any defect in, change to, destruction, loss of possession or use of the Equipment from any cause whatsoever, any present or future law to the contrary notwithstanding, it being the intention of the parties that the rental payments and other sums as may become payable by Lessee shall continue to be payable in all events unless the obligation to pay shall be terminated by the express provisions of this Lease. In the event that Lessee fails to maintain, repair and restore the Equipment, to procure and maintain insurance as provided herein or to pay any fees, expenses, charges, claims, taxes, duties or fines on or in connection with the Equipment or otherwise perform as herein required, Lessor may do so in which event the cost thereof shall constitute additional rent, which shall be forthwith due and payable and Lessor shall be entitled to all rights and remedies provided herein in the event of default of payment of such rental.

9. **COMPLETION OF LEASE.** Notwithstanding Lessee's execution of the Lease, Lessor is authorized by Lessee to complete this Lease, by the insertion of serial numbers and any other identifying references to the Equipment and by the adjustment of rental amount as provided for under Terms Of Payment above.

10. **PREPAID RENTALS.** The number and amounts of rentals to be prepaid (not including advance rental) as set forth in the Terms Of Payment above, if any, shall be paid to Lessor by Lessee on the date of commencement of the original term. Such prepaid rentals, when paid to Lessor, shall be deemed to have been received by Lessor not as a deposit nor as a security to compensate Lessor for any damages it may suffer by reason of a breach by Lessee of any covenant or condition of this Lease, but as a condition preliminary for the execution thereof, and shall remain the absolute property of Lessor, shall not be refundable to Lessee under any circumstances but shall be applied by Lessor against rentals in reverse order of their maturities if this Lease remains in force and in good standing.

11. **COLLECTION CHARGES AND INTEREST.** Should Lessee fail to pay when due any part of the rental herein reserved or any other sum owed by Lessee under this Lease, Lessee shall pay to Lessor in addition thereto, a collection charge equal to the greater of ten dollars ($10.00) for each month or part thereof for which said rent or other sum shall be overdue or the interest on any and all overdue payments and amounts in default from date thereof until paid in full at the rate of twenty-four percent (24%) per annum (or such other rate as may be notified to Lessee from time to time) calculated and compounded monthly. Such collection charges shall be due and payable on demand. Lessor shall have the right to deduct such collection charges and interest from any payment received before crediting the balance of such payment to rental, other overdue payments and amounts in default.

12. **ASSIGNMENTS AND SUBLETTING.** Lessee shall not transfer, deliver up possession of or sublet said Equipment and the Lease hereby granted shall not be assignable by Lessee without written permission of Lessor. In the event of an assignment, Lessee agrees to pay an assignment fee to Lessor of $500.00 or Lessor's actual costs, whichever is greater. This Lease and all rights of Lessor hereunder may be assigned by Lessor without Lessee's consent but Lessee shall not be obligated to make payments to any assignee of Lessor except after written notice of such assignment from Lessor. Lessee agrees to make the rental payments hereunder unconditionally to any such assignee, without abatement, defense, set off, compensation or counterclaim. Such assignment shall not operate to release Lessee from any of its obligations hereunder.

13. **PERSONAL PROPERTY.** The Equipment shall at all times during the term of this Lease be and remain personal or moveable property, regardless of the manner in which it may be attached to any real estate. The Lessee shall cause the Equipment to be installed in a manner which will permit its removal without material injury to it or to the place of installation. Lessee shall obtain any landlord or mortgagee waivers that Lessor may require. Lessee shall be responsible for any damage done to any real estate, building or structure by the removal of the Equipment and shall indemnify and save harmless the Lessor therefrom.

14. **MAINTENANCE, REPAIR AND REPLACEMENT.** Lessee shall, at its expense, be responsible for the delivery, installation, maintenance and repair of the Equipment by qualified parties not disapproved of by Lessor. Lessee shall, at its expense, keep the Equipment in good repair, condition and working order (including necessary replacements). Lessee shall not, without the prior written consent of Lessor, make any alterations to the Equipment. All such replacements, alterations, additions or improvements, shall be at Lessee's expense and shall belong to, and become property of, Lessor immediately upon being made.

15. **RIGHTS OF THIRD PARTIES.** Lessee shall keep the Equipment free of liens, charges, encumbrances and rights of third parties of any kind or nature. Lessee agrees not to sell, assign, sublet, pledge, hypothecate, or otherwise encumber or suffer a lien or charge upon or against any interest in this agreement or in the Equipment.

16. **LOSS AND DAMAGE.** The Equipment shall be at the risk of the Lessee. In the event that the Equipment or any item thereof shall become lost, stolen, destroyed or damaged beyond repair for any reason or in the event of any condemnation, confiscation, theft or seizure or expropriation of such item, Lessee will immediately (a) replace the Equipment or such item by providing Lessor with title to such replacement equipment satisfactory to Lessor of equal value and free of any encumbrance, or (b) pay to Lessor the present value of; (i) the aggregate of all unpaid amounts due hereunder as rental or otherwise to the expiration of the original term or current renewal and (ii) Lessor's residual value of the Equipment at the expiration of the Lease (calculated by discounting such amounts at an interest rate of two percent (2%) per annum compounded monthly). The Lessee shall notify the Lessor in writing of its election within thirty (30) days and failure to give such notice shall be deemed to be an election not to replace the Equipment.

17. **INSURANCE.** Lessee shall obtain, and maintain for the entire term of this Lease, at its own expense, property damage and legal liability insurance and insurance against loss or damage to the Equipment in such amounts, in such form and with such insurers as shall be satisfactory to Lessor. Each insurance policy will name Lessee and Lessor as insureds, will name Lessor as loss payee thereof and shall contain a clause requiring the insurer to give Lessor at least 30 days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee further agrees to give Lessor prompt notice of any damage to or loss of the Equipment, or part thereof. Lessee will at its expense make all proofs of loss and take all other steps necessary to recover insurance benefits, unless advised in writing by Lessor that Lessor

Initial:

desires so to do (at Lessee's expense), in which event Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, cheques or drafts for loss or damage under any such insurance policy. Proceeds of insurance will be disbursed by Lessor against satisfactory invoices for repair or replacement of Equipment provided this Lease not then be in default. Performance by Lessee under this paragraph will not affect or release Lessee's obligations and liabilities to pay rental or perform as herein elsewhere provided.

18. **EVENTS OF DEFAULT.** The occurrence or happening of any one or more of the following events shall constitute an Event of Default (a) if Lessee makes any assignment for the benefit of creditors, (b) if Lessee admits in writing inability to pay its debts generally as they fall due, (c) if a receiver, trustee or similar official is appointed for Lessee or any of its property, (d) if a petition in bankruptcy or a petition for reorganization or liquidation of Lessee under any federal or provincial law is file by or against Lessee, (e) if Lessee commits any other act of bankruptcy or does or omits to do any other thing in furtherance of any of the aforesaid purposes., (f) if all or any part of said Equipment is or is in imminent danger of being confiscated, attached, sequestered or seized under legal process, (g) if any rent payment payable hereunder is in arrears for more than five (5) days, (h) if Lessee fails to observe or perform any term, covenant or condition of this Lease or of any other lease or other agreement between Lessor and Lessee whether heretofore or hereafter made.

19. **CONSEQUENCES OF DEFAULT.** Upon the happening of any Event of Default Lessor may, at its option and upon notice to Lessee, (a) elect to terminate this Lease, take possession of the Equipment, and sell, lease or otherwise dispose of it in such manner and upon such terms and conditions as it may deem fit, or (b) elect not to terminate this Lease and, as agent for Lessee, with or without taking possession of said Equipment, re-lease the Equipment for such period and upon such terms as it may deem fit and apply the net proceeds of such re-leasing against amount payable hereunder by Lessee. Lessee acknowledges that the Equipment was acquired for, and leased to Lessee at Lessee's request and that the rental, the lease term and the ultimate disposition of the Equipment were predicated upon Lessor receiving a minimum return. Therefore, in addition to Lessor's right to take possession and to sell or re-lease or otherwise dispose of the Equipment, Lessor shall be entitled to claim and to recover immediately from Lessee as a genuine pre-estimate of liquidated damages for the breach of this Lease and not as a penalty an amount equal to the present value (calculated on the basis of an interest rate of two percent (2%) per annum compounded monthly) of the total of; (i) all amounts due hereunder as rent or otherwise to the expiration of the original term or current renewal and (ii) Lessor's residual value of the Equipment at the expiration of the Lease; provided that if Lessee has paid the said liquidated damages, the net amount received by Lessor in any sale, re-lease or disposition of the Equipment after deducting all costs and expenses, including legal fees and disbursements will be paid to Lessee or if Lessee has not paid such liquidated damages, the said net amount will be deducted therefrom. The amount payable by Lessee as liquidated damages shall bear interest at the rate of twenty-four percent (24%) per annum, calculated monthly from the date Lessor gives notice to Lessee of an Event of Default.

20. **REMEDIES CUMULATIVE.** All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

21. **RETURN OF EQUIPMENT UPON TERMINATION.** At the end of the Lease term or upon termination of this Lease for any reason, Lessee shall at Lessee's expense return the Equipment to Lessor, or its designated agent, at such location as Lessor shall designate, or deliver or dispose of the Equipment as Lessor may otherwise direct. If Lessee fails to return the Equipment within ten (10) days, Lessor shall have the right to enter upon the premises where the Equipment may be and take possession of and remove it at Lessee's expense with or without legal process. Lessee hereby waives any claims for damages which it might otherwise have by reason of any such entry, taking or removal. If the Equipment, when returned to or recovered by Lessor is not in good condition and repair, Lessor may make all repairs and replacements necessary to place it in as good condition as it was at the date of the commencement of the original term hereof, reasonable wear and tear alone accepted and Lessee shall pay the cost of such repairs and replacements upon demand as additional rental.

22. **NOTICES.** Any notice to be given hereunder shall be in writing and may be personally delivered or sent by prepaid mail to the address of each party contained herein. If any notice is mailed, it shall be deemed to have been received seventy-two (72) hours after mailing and if personally delivered on the date of delivery. No notice shall be mailed in the event that the delivery of mail in Canada has been threatened or disrupted by strike or other disturbance. Either party may by notice change its address to which notice may be given.

23. **FINANCING STATEMENT.** Lessor may file a financing statement or similar registration with respect to this Lease so as to give notice to any interested parties. Any such filing or registration shall not be deemed evidence of any intent to create a security interest, either under the Personal Property Security Act of Ontario or under any similar legislation of any other province.

24. **TIME.** Time is of the essence of this Lease.

25. **ENGLISH LANGUAGE.** The parties hereto agree that this document be written in the English language. Les parties aux présentes conviennent à ce que ce document soit redigé dans la langue anglaise.

26. **JURISDICTION.** This Lease agreement shall be governed by the laws of the Province of Ontario.

27. **FURTHER ASSURANCES.** Lessee will promptly and duly execute and deliver to Lessor such further documents and assurance and take such further action as Lessor may from time to time request in order to more effectively carry out the intent and purpose hereof and to establish and protect the rights, interests and remedies intended to be created in favour of Lessor hereby including without limitation (i) the filing or recording of this Lease including any Schedule or amendment hereto, or a financing, renewal or continuation statement with respect hereto or thereto in accordance with the laws of any applicable jurisdiction and (ii) the taking of such further action as Lessor may deem desirable to fully protect Lessor's interest hereunder. Lessee hereby authorizes Lessor to effect any such filing or recording as aforesaid (including the filing of any such financing statement without the signature of Lessee). Lessee shall also upon the request of Lessor provide evidence satisfactory to Lessor of the due authorizations, execution and delivery of any Schedule hereto.

28. **CREDIT INVESTIGATION.** Lessee hereby authorizes Lessor to conduct a personal financial investigation against Lessee and to obtain any information required or deemed desirable with respect to this Lease from any sources to which it may apply and each source is hereby authorized to provide such information.

29. **INTERPRETATION.** It is hereby agreed by and between the parties that whenever the context of this Lease so requires the singular number shall include the plural and vice versa and that words importing the masculine gender shall include the feminine and neuter genders and that in case more than one lessee is named as Lessee the liability of such Lessees shall be joint and several. The captions and headings in the Lease are for convenience only and shall not define or limit any of the terms hereof.

30. **TAXES.** Lessee shall pay when due all license fees, taxes, levies and other charges of any nature of kind and, make and file all declarations and returns in connection with all charges and taxes (local, provincial and federal) which may now or hereafter be imposed upon or measured by the ownership, leasing, rental, sale, purchase, possession or use of the Equipment, excluding however, all taxes on or measured by Lessor's net income.

31. **INDEMNIFICATION OF LESSOR BY LESSEE.** Lessee does hereby assume liability for, and does hereby agree to indemnify, protect, save and keep harmless Lessor, its agents and servants, officers and directors, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal expenses of whatsoever kind and nature imposed or assumed by, incurred by or asserted against Lessor in any way relating to or arising out of; (i) the manufacture, order, acceptance or rejection, purchase, ownership, delivery, lease, possession, use, importation, installation, condition, sale, return or other disposition of the Equipment (including, without limitation, any costs or expenses incurred by Lessor in the acquisition of any of the Equipment which are in excess of or were not included or contemplated in the selection and acquisition of the Equipment); (ii) any claim relating to any latent or other defects whether or not discoverable by Lessee, and (iii) any claim for patent, trademark, design or copyright infringement. Lessee agrees to give Lessor prompt notice of any claim or liability hereby indemnified against. This clause shall be effective and in full force and effect from the date of the execution of this Lease even though the rental term of any Equipment under this Lease has not yet commenced. The indemnities contained in this clause shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and shall be payable on demand.

32. **WAIVERS.** Lessee hereby waives to the full extent allowed by law, the provisions of the Limitations of Civil Rights Act (Saskatchewan), the Sale of Goods Act (British Columbia) and the Law of Property Act of Alberta and any amendments thereto.

33. **STATEMENTS.** Annually, within ninety (90) days of the end of each financial year of the Lessee, the Lessee shall deliver to Lessor a copy of the Lessee's audited or unaudited financial statements (as the case may be) for each financial year of Lessee.

34. **WAIVER BY LESSOR.** No covenant or condition of this Lease can be waived except in writing by Lessor and forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of any covenant or condition to be performed by Lessee to which the same may apply and until complete performance by Lessee of said covenant or condition Lessor shall be entitled to invoke any remedy available under this lease or by law. No waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or waiver of Lessor's rights.

35. **MISCELLANEOUS.** Lessee acknowledges having received a true copy of this Lease. Subject to paragraph 9 hereto, this Lease may not be amended except in writing signed by the parties hereto.

M

Initial: [signature]

Schedule "A"
Equipment Description

This Schedule "A" is an integral part of Lease Agreement No. 20491 dated March 18, 2005 between KMA Global Solutions Inc. as Lessee and Capital Underwriters Inc. as Lessor

Supplier: Calmec Precision Limited
7840 Tranmere Drive,
Mississauga, ON L5S 1L9

Equipment:

One (1) Re-designed, customized Production Line with only One (1) Printer, with cutter for RF 2-1/8" x 2" tags. MODEL 22-467 S/N 04-3875
One (1) Un/Upwinder MODEL 22-586 S/N 2005-3-01
One (1) Unwinder and roller assemblies,
One (1) Transfer Trolley on casters with floor mounted rail
TOOLING PARTS

Supplier: Accraply Canada, Inc.
3070 Mainway, Unit 16-19
Burlington, ON L7M 3X1

Equipment:
One (1) Tri-Star 2004-0065, Model 350 EAS HOP Applicator S/N 0503250404

Supplier: Novapro Equipment Ltd.
4 Paget Road, Unit 11,
Brampton, ON L6T 5G3

Equipment:

One (1) Adhesive System including the following:
Twenty (20) Teflon Tubing – ¼" ID
Two (2) SS Swivel Hose connection
One (1) 11.8 Gal SS 1 REG. NO AGI
One (1) Nipple 3/8x1/4
One (1) Sensitive Regulator
Thirty (30) Bulk Hose 5/16" ID 5/8" OD
Four (4) ¼ SW Hose Conn ASM x 5
One (1) Gauge
One (1) Misc. Fittings
One (1) Mach 1A Gun 91-94P

LESSOR:
Capital Underwriters Inc.

By: M Fowler
Title: VP Operations
Date: Mar 21/05

LESSEE:
KMA GLOBAL SOLUTIONS INC.

By: [signature]
Title: President
Date: Mar. 18/05

Capital Underwriters Inc.

*** SCHEDULE "B" ***

THIS SCHEDULE " B " IS ATTACHED TO AND FORMS
AN INTEGRAL PART OF LEASE AGREEMENT # 20491
BETWEEN THE
UNDERSIGNED LESSOR AND LESSEE

PURCHASE OPTION:

Provided Lessee is not in default hereunder, and Lessor and Lessee have affixed their signatures below, Lessee, upon written notice to Lessor given sixty (60) days prior to the applicable date hereinafter set forth, has a non-assignable option to purchase the equipment in an "as is, where is" condition without warranty or representation whatsoever on the expiry of the 36th month lease term for $250.00, plus applicable taxes, if any.

LESSOR:	LESSEE:
Capital Underwriters Inc.	**KMA Global Solutions Inc.**
By: M Fowler	By: [signature]
Title: VP Operations	Title: Jeff Reid, President